UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 11, 2007

MANNATECH, INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

Texas	000-24657	75-2508900
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 S. Royal Lane, Suite 200

Coppell, Texas 75019

(Address of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, including Area Code: (972) 471-7400

(Former name or former address, if change since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry into a Material Definitive Agreement.

On October 11, 2007, Mannatech, Incorporated (“Mannatech”) entered into a First Amendment to Employment Agreement, dated as of October 11, 2007, by and between Mannatech and Alfredo Bala, Mannatech’s Senior Vice President of Global Sales and Marketing (the “Amendment”). The Amendment amends the Employment Agreement, effective as of October 1, 2007, by and between Mannatech and Mr. Bala, to change Mr. Bala’s title from “Senior Vice President Global Sales and Marketing” to “Senior Vice President Global Business Development.” All other terms and conditions of the employment agreement remain in full force and effect. A copy of the Amendment is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 1.01.

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

See disclosure under Item 1.01 of this report, which is incorporated by reference in this Item 5.02.

Item 9.01     Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Exhibit
10.1*	First Amendment to Employment Agreement, dated as of October 11, 2007, by and between Mannatech, Incorporated and Alfredo Bala.

*Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MANNATECH, INCORPORATED

Dated: October 17, 2007	By:	/s/ Stephen D. Fenstermacher
Stephen D. Fenstermacher
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit
10.1*	First Amendment to Employment Agreement, dated as of October 11, 2007, by and between Mannatech, Incorporated and Alfredo Bala.

*Filed herewith.